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As filed with the Securities and Exchange Commission on November 21, 2005

Registration No. 333-125574

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRONOX INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	2810	20-2868245
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102
(405) 270-1313
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Roger G. Addison, Esq.
Vice President, General Counsel and Secretary
Tronox Incorporated
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
(405) 270-1313
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copy To:

David B.H. Martin, Esq. Covington & Burling 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 662-6000	J. Michael Chambers, Esq. Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713) 220-5800

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

        The sole purpose of this amendment is to file Exhibits 5.2 and 23.3 to the registration statement as indicated in the Exhibit Index of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, the signature page to the registration statement, the Exhibit Index of the registration statement and Exhibits 5.2 and 23.3.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Tronox Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 20, 2005.

Tronox Incorporated
By:	/s/ THOMAS W. ADAMS Name: Thomas W. Adams Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 20, 2005.

Signature	Title

/s/ THOMAS W. ADAMS Thomas W. Adams	Chief Executive Officer and Director (Principal Executive Officer)
/s/ MARY MIKKELSON Mary Mikkelson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
*
Marty J. Rowland	Chief Operating Officer and Director
/s/ ROBERT M. WOHLEBER Robert M. Wohleber	Chairman of the Board and Director
*
Peter D. Kinnear	Director
*
J. Michael Rauh	Director
*
Bradley C. Richardson	Director
*By:	/s/ THOMAS W. ADAMS Thomas W. Adams Attorney-in-fact

II-5

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1	+	Form of Underwriting Agreement
2.1	+	Form of Master Separation Agreement
3.1	+	Form of Amended and Restated Certificate of Incorporation of Tronox Incorporated
3.2	+	Form of Amended and Restated Bylaws of Tronox Incorporated
4.1	+	Form of Specimen Certificate of Class A Common Stock
4.2	+	Form of Specimen Certificate of Class B Common Stock
4.3	+	Form of Rights Agreement between Tronox Incorporated and UMB Bank, N.A., as Rights Agent
5.1	+	Opinion of Covington & Burling
5.2		Opinion of Richards, Layton & Finger, P.A.
10.1	+	Form of Registration Rights Agreement
10.2	+	Form of Transitional License Agreement
10.3	+	Form of Tax Sharing Agreement
10.4	+	Form of Employee Benefits Agreement
10.5	+	Form of Transition Services Agreement
10.6	+	Assignment, Assumption, and Indemnity Agreement between Tronox Worldwide LLC (formerly Kerr-McGee Chemical Worldwide LLC) and Kerr-McGee Oil & Gas Corporation, dated December 31, 2002
10.7	+	Form of Continuity Agreement for Officers
10.8	+	Form of Continuity Agreement for Key Employees
10.9	+	Form of the Long Term Incentive Plan
10.10	+	Form of Credit Agreement
10.11	+	Form of Indenture
21.1	+	List of Subsidiaries of Tronox Incorporated
23.1	+	Consent of Covington & Burling (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	+	Consent of Ernst & Young LLP
23.3		Consent of Richards, Layton & Finger, P.A. (included as part of its opinion filed as Exhibit 5.2 hereto)
24.1	+	Powers of Attorney from Thomas W. Adams, Mary Mikkelson, Robert M. Wohleber and J. Michael Rauh
24.2	+	Power of Attorney from Marty J. Rowland
24.3	+	Power of Attorney from Bradley C. Richardson
24.4	+	Power of Attorney from Peter D. Kinnear

+
Previously filed.

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SIGNATURES
EXHIBIT INDEX